EXHIBIT 99.1

America’s Car-Mart, Inc. Announces Chief Financial Officer Transition

Jonathan Collins named Chief Financial Officer, effective May 12, 2025, succeeding Vickie Judy who will transition to Chief Accounting Officer

ROGERS, Ark., May 08, 2025 (GLOBE NEWSWIRE) -- America’s Car-Mart, Inc. (NASDAQ: CRMT) (“we,” “Car-Mart” or the “Company”), today announced that Jonathan Collins will assume the role of Chief Financial Officer (CFO) effective May 12, 2025. He will succeed Vickie Judy, who will transition to the position of Chief Accounting Officer (CAO). This transition is part of the Company’s continued focus on building a robust foundation to support long-term growth.

“Since joining the Company in 2010, Vickie has played a critical role in driving growth and shaping our success highlighted by a 450+% increase in the size of our loan portfolio. I am grateful for her continued leadership as she transitions into the CAO role,” stated Doug Campbell, CEO of Car-Mart.

Campbell continued, “Since becoming CEO in October 2023, I have emphasized our commitment to strengthening operations and attracting talent to support a larger, more complex business. Jonathan is a seasoned executive with a strong track record of driving strategic and financial performance across complex organizations. His experience will be instrumental as we diversify and enhance our capital markets, treasury, and financial planning capabilities. I am proud of the well-rounded executive team we have built as we remain focused on our mission of delivering successful outcomes to our customers and creating long-term value to our shareholders.”

Jonathan Collins stated, “I am honored to be appointed CFO and join Car-Mart’s leadership team. As a differentiated automotive retailer, I believe Car-Mart is positioned to grow, innovate, and capture significant market opportunities. I look forward to working with the team to build on the Company’s solid foundation and advance our purpose of keeping customers on the road.”

Vickie Judy commented, “It has been a privilege to be part of Car-Mart’s evolution and growth over the past 15 years. In my new role as CAO, I am excited to continue supporting the Company’s success and to work closely with Jonathan to expand our financial capabilities and take Car-Mart to the next level.”

About Jonathan Collins

Jonathan Collins brings a wealth of global financial leadership experience to Car-Mart. Most recently, he served as CFO of Walmart’s Africa retail operations, where he led all finance and real estate functions across more than 300 stores in eight African countries.

During his time at Walmart, Jonathan held several key financial roles – including Chief Accounting Officer and Controller, as well as leadership positions within FP&A, and Internal Audit – across various assignments in the U.S., Canada, India, and South Africa.

Before joining Walmart, Jonathan was a Management Consultant at KPMG, working across China, the U.S., and Australia. He specialized in CFO advisory services supporting clients on financial value creation, major transformation initiatives, and finance automation and digitization.

Prior to joining KPMG, Jonathan worked as a software developer for Alltel Information Systems, where he quickly transitioned to Chief Architect of their ERP system.

He holds a bachelor’s degree in computer science from Kennesaw State University, a bachelor’s degree in accounting from Western Governors University, and both a master’s degree in accounting and an MBA from the University of Illinois at Urbana-Champaign. Jonathan is also a Certified Public Accountant (CPA).

About America’s Car-Mart, Inc.

America’s Car-Mart, Inc. (the “Company”) operates automotive dealerships in 12 states and is one of the largest publicly held automotive retailers in the United States focused exclusively on the “Integrated auto Sales and Finance” segment of the used car market. The Company emphasizes superior customer service and the building of strong personal relationships with its customers. The Company operates its dealerships primarily in smaller cities throughout the South-Central United States, selling quality used vehicles and providing financing for substantially all of its customers. For more information about America’s Car-Mart, including investor presentations, please visit our website at www.car-mart.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s future objectives, plans and goals, as well as the Company’s intent, beliefs and current expectations and projections regarding future operating performance or events and can generally be identified by words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “intend,” “plan,” “project,” “foresee,” and other similar words or phrases. These forward-looking statements are based on the Company’s current estimates and assumptions and involve various risks and uncertainties. As a result, you are cautioned that these forward-looking statements are not guarantees of future events or performance, and that actual events or results could differ materially from those projected in these forward-looking statements. Factors that may cause actual results to differ materially from the Company’s projections include, but are not limited to:

  general economic conditions in the markets in which the Company operates, including but not limited to fluctuations in gas prices, grocery prices and employment levels and inflationary pressure on operating costs;
  the availability of quality used vehicles at prices that will be affordable to our customers, including the impacts of changes in new vehicle production and sales;
  the availability of credit facilities and access to capital through securitization financings or other sources on terms acceptable to us, and any increase in the cost of capital, to support the Company’s business;
  the Company’s ability to underwrite and collect its contracts effectively, including whether anticipated benefits from the Company’s recently implemented loan origination system are achieved as expected or at all;
  competition;
  dependence on existing management;
  ability to attract, develop, and retain qualified general managers;
  changes in consumer finance laws or regulations, including but not limited to rules and regulations that have recently been enacted or could be enacted by federal and state governments;
  the ability to keep pace with technological advances and changes in consumer behavior affecting our business;
  security breaches, cyber-attacks, or fraudulent activity;
  the ability to identify and obtain favorable locations for new or relocated dealerships at reasonable cost;
  the ability to successfully identify, complete and integrate new acquisitions;
  the occurrence and impact of any adverse weather events or other natural disasters affecting the Company’s dealerships or customers; and
  potential business and economic disruptions and uncertainty that may result from any future public health crises and any efforts to mitigate the financial impact and health risks associated with such developments.

Additionally, risks and uncertainties that may affect future results include those described from time to time in the Company’s SEC filings. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:

SM Berger & Company
Andrew Berger, Managing Director
andrew@smberger.com
(216) 464-6400